EXHIBIT 5


                        [LETTERHEAD OF WHITE & CASE LLP]



June 13, 2001

The First American Corporation
One First American Way
Santa Ana, California 92707


Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

          We have acted as special counsel to The First American Corporation, a California corporation (the "Company"), and are familiar with the proceedings and documents relating to the proposed registration by the Company, through a Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission, of (a) up to 914,478 of the Company's common shares, $1.00 par value, which shares represent the Company's common stock issuable upon exercise of options issued pursuant to the Credit Management Solutions, Inc. 1997 Stock Incentive Plan which were assumed by the Company in connection with the acquisition of Credit Management Solutions, Inc. on May 30, 2001, and (b) a related number of rights to purchase $1.00 par value Series A Junior Participating Preferred Shares pursuant to that certain Rights Agreement dated as of October 23, 1997 (collectively, the "Shares").

          For the purposes of rendering this opinion, we have examined originals or photostatic copies of the Plan, the Rights Agreement and such corporate records, agreements and other documents of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In connection with our examination of such documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. With respect to instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of the Company.

          Based on the foregoing, in reliance thereon and subject to compliance with applicable state securities laws and the assumptions and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions set forth in the Plan, the Rights Agreement and any related documents, will be validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement.


                                                     Very truly yours,


                                                     /s/ White & Case LLP


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